SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 18, 2004



Weirton Steel Corporation
(Exact name of registrant as specified in its charter)



Delaware              1-10244               06-1075442
(State or other jurisdiction (Commission    (IRS Employer
of incorporation or           File Number)   Identification
organization)                                    No.)


400 Three Springs Drive
Weirton, West Virginia                  26062-4997
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code  (304) 797-2000




ITEM 5.  Other Events.

     On February 18,2004, the Registrant announced that it has agreed to sell substantially all of its assets to International Steel Group Inc., subject to
bankruptcy court approval and other conditions.   The press release is
attached hereto.



ATTACHMENT.


News Media Contact: Gregg Warren
Director-Corporate Communications and
Government  Relations (304) 797-2828

Financial Inquiries Contact: Dave Bordo
Treasurer (304) 797-2788

February 18, 2004

FOR IMMEDIATE RELEASE



             WEIRTON STEEL ANNOUNCES SALE OF ASSETS
                TO INTERNATIONAL STEEL GROUP INC.

WEIRTON, W.VA. - Weirton Steel Corp. today announced it has agreed to sell substantially all of its assets to Cleveland-based International Steel Group Inc. (ISG) for approximately $255 million consisting of cash and the assumption of liabilities.

The transaction is subject to bankruptcy court approval and other conditions. The sale is expected to be completed in the second quarter of this year.

Within several days, Weirton Steel will file details of the asset purchase agreement with a bankruptcy court. At that time, the company also will request the judge to determine the bidding procedures applicable to a sale under Section 363 of the Federal Bankruptcy Code.

"We will continue normal operations throughout this process. The sale is good news for Weirton Steel, our customers and the local communities," said
D. Leonard Wise, Weirton Steel chief executive officer.

"Our goal has been to secure the best possible solution for all of our stakeholders and to maintain a steel operation in Weirton. We believe ISG provides the answer. Under ISG, Weirton Steel should be able to compete more effectively in the world market. Given Weirton Steel's bankruptcy, we are fortunate to have the opportunity to join ISG."

Wise said that while the pending sale is positive news for the Upper Ohio Valley, it occurs at the same time as an unfortunate event for Weirton Steels' retirees.

"Weirton Steel recognizes the significant contribution our retirees have made throughout their years of dedicated service. Obviously, we are saddened to report that we will no longer be able to pay for retiree health care and life insurance programs. This decision was extremely difficult, but unavoidable. We sincerely regret the series of circumstances that led to this situation," Wise noted.

"We understand our retirees' expectations. Those expectations were created at a time when health care costs were dramatically lower and our company's financial foundation was much stronger. Unfortunately, those conditions no longer exist. But unlike many other companies that terminated retiree insurance programs upon declaring bankruptcy, at least we were able to provide these programs during the nine months we have been in bankruptcy."

Weirton Steel is the fifth largest U.S. integrated steel company and the nation's second largest producer of tin mill products.

On May 19, 2003, Weirton Steel filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the Northern District of West Virginia.





                                                       SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIRTON STEEL CORPORATION


Dated: February 18, 2004
By:                                 /s/ William R. Kiefer
                                       William R. Kiefer
                                       General Counsel
                                       and Secretary